Exhibit 99.1

EVERTEC APPOINTS THOMAS W. SWIDARSKI TO THE BOARD OF DIRECTORS

PROVIDES UPDATE TO CEO TRANSITION

SAN JUAN, PUERTO RICO – December 18, 2014 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced that Thomas W. Swidarski has been appointed to the Company’s Board of Directors (the “Board”) as an independent director and member of the Board’s Compensation Committee, effective December 17, 2014.

Mr. Swidarski’s career spans over 30 years in the financial services and payments industries. Most recently, from 2006 to 2013, he was Chief Executive Officer and President of Diebold, Inc. (NYSE: DBD), a global leader in providing integrated self-service transaction (ATMs) and security systems to the financial, commercial and retail markets in 100 countries. Prior to becoming Chief Executive Officer and President, Mr. Swidarski was Chief Operating Officer and President of Diebold, and served in various other senior strategic development and marketing capacities at Diebold since joining the company in 1996. Before joining Diebold, he worked in the banking industry for 16 years, including serving in senior marketing roles with PNC Bank.

Mr. Swidarski currently serves on the boards of two publicly-traded companies, Altra Industrial Motion Corp. (NASDAQ: AMIC) and Energy Focus, Inc. (NASDAQ: EFOI), as well as two privately held companies. Altra Industrial is a leading global design and manufacturer of quality power transmission and motion control products used in a variety of industrial applications. Energy Focus is both a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology.

Frank G. D’Angelo, Chairman of the Board, said, “We are very pleased to welcome Tom to the Board. Tom is a seasoned senior executive with deep industry knowledge. Having served as CEO and President of Diebold, Tom brings significant international operating and management experience which should add to the success and growth of EVERTEC.”

The Company also announced that it reached a settlement agreement with Global Payments Inc., Morgan “Mac” Schuessler, Jr.’s prior employer, concerning Mr. Schuessler’s non-compete obligation. As a result, Mr. Schuessler will join the Company as President and Chief Executive Officer on April 1, 2015. Mr. D’Angelo will serve as Interim CEO for the period from January 1, 2015 until March 31, 2015. Mr. D’Angelo added, “EVERTEC reached a settlement with Global Payments regarding Mac’s hiring, thereby eliminating the uncertainty, costs and distraction that are inherent in litigation.”

Mr. D’Angelo has been Chairman of the Board of Company and its primary operating subsidiary, EVERTEC Group, LLC since February 2014, and a board member for both companies since September 2013. Mr. D’Angelo’s career spans over 35 years in the financial services industry, as well as in operations and management. He has held several executive management positions, including that of Chief Executive Officer and President at companies in the commerce networks, mobile banking and payments markets.

Additional details regarding the settlement agreement can be found in the Company’s Current Report on Form 8-K filed today.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is the leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America—and one of the largest in Latin America—EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Consideration should also be given to the risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contact

Investor and Media Contact

Alan I. Cohen

Executive Vice President

Investor Relations

787-773-5302

IR@evertecinc.com